Exhibit 99

FOR IMMEDIATE RELEASE	Contact:	Steven M. Klein, (732) 499-7200 x2510
Chief Financial and Operating Officer
sklein@eNorthfield.com
NORTHFIELD BANK
ASSUMES ALL OF THE DEPOSITS
AND PURCHASES ESSENTIALLY ALL OF THE ASSETS
OF FIRST STATE BANK FROM THE FDIC
AVENEL, New Jersey, October 14, 2011 – Northfield Bancorp, Inc. (the “Company”) (NasdaqGS:NFBK-News), the parent of Northfield Bank, announced that Northfield Bank has assumed all deposits and purchased essentially all of the assets of First State Bank, Cranford, New Jersey, which was closed today by the New Jersey Department of Banking and Insurance, and placed into receivership with the Federal Deposit Insurance Corporation (FDIC). The transaction was completed under a purchase and assumption agreement between Northfield Bank and the FDIC and was completed without loss share.
As of June 30, 2011 First State Bank reported total assets of $204.4 million, which included loans, before allowances, of $147.4 million. First State Bank also reported total deposits of $201.2 million at June 30, 2011.
“We are pleased to welcome First State Bank customers to Northfield and believe they will benefit from being with a well-capitalized institution, strategically focused on the marketplace, that offers a wide range of innovative business and personal financial products and services,” said John W. Alexander, Chairman and Chief Executive Officer of Northfield Bank. “Our team is working closely with the FDIC to ensure a smooth transition for First State Bank deposit and loan customers.”
Customers of First State Bank may continue to access their money by writing checks, using ATM or debit cards, via online banking, or by visiting their existing branch. Checks drawn on First State Bank will continue to be processed, and loan customers should continue to make their payments as usual. Customers of First State Bank may contact their local branch where former First State Bank employees and Northfield Bank representatives will be available to answer questions.
Northfield will open First State Bank’s two locations, as normal, beginning Saturday, October 15, 2011, under the Northfield Bank name. After Northfield completes the conversion of First State Bank’s computer systems, First State Bank customers also will gain access to Northfield’s existing network of 21 branches located in Central New Jersey, Staten Island, New York, and Brooklyn, New York.
All First State Bank deposits will continue to be fully-insured by the FDIC to the maximum extent allowed by law. Customers may visit the FDIC’s website at www.fdic.gov, for further information about deposit insurance.
“Our strong capital and sound operations have positioned Northfield to participate in opportunities such as this,” stated Steven M. Klein, Chief Operating and Financial Officer of Northfield Bank. “This in-market acquisition is expected to be immediately accretive to earnings and result in no dilution to tangible book value. This acquisition is consistent with our focus on strengthening our franchise and enhancing shareholder value.”
At June 30, 2011, Northfield Bank had $1.4 billion in total deposits and loans totaling $902.6 million, with six branches in Central New Jersey, 12 in Staten Island, New York, and three in Brooklyn, New York.
###

About Northfield Bank
Northfield Bank, founded in 1887, operates full service banking offices in Central New Jersey, Staten Island, and Brooklyn, New York. For more information about Northfield Bank, please visit www.eNorthfield.com
Forward-Looking Statements: This release may contain certain “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and may be identified by the use of such words as “may,” “believe,” “expect,” “anticipate,” “should,” “plan,” “estimate,” “predict,” “continue,” and “potential” or the negative of these terms or other comparable terminology. Examples of forward-looking statements include, but are not limited to, estimates with respect to the financial condition, results of operations and business of Northfield Bancorp, Inc. Any or all of the forward-looking statements in this release and in any other public statements made by Northfield Bancorp, Inc. may turn out to be wrong. They can be affected by inaccurate assumptions Northfield Bancorp, Inc. might make or by known or unknown risks and uncertainties as described in our SEC filings, including, but not limited to, those related to general economic conditions, particularly in the market areas in which the Company operates, competition among depository and other financial institutions, changes in laws or government regulations or policies affecting financial institutions, including changes in regulatory fees and capital requirements, inflation and changes in the interest rate environment that reduce our margins or reduce the fair value of financial instruments, our ability to successfully integrate acquired entities, if any, and adverse changes in the securities markets. Consequently, no forward-looking statement can be guaranteed. Northfield Bancorp, Inc. does not intend to update any of the forward-looking statements after the date of this release, or conform these statements to actual events.